Exhibit 99.8(kk)(2)

Amendment No. 2 to Fund Participation Agreement

among

Pacific Life & Annuity Company Schwab Annuity Portfolios

and

Charles Schwab & Co., Inc.

Pacific Life & Annuity Company, on its behalf and on behalf of certain segregated asset accounts of the Company, Schwab Annuity Portfolios and Charles Schwab & Co., Inc., have previously entered into a Participation Agreement dated May 1, 2012 (the “Agreement”). The parities now desire to amend the Agreement by this amendment (the “Amendment”).

AMENDMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.                                   Schedule A of the Agreement is deleted and replaced in its entirety with the Schedule A attached hereto.

2.                                   Schedule B of the Agreement is deleted and replaced in its entirety with the Schedule B attached hereto.

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

Counterparties. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of July 1, 2020.

PACIFIC LIFE & ANNUITY COMPANY

By its authorized officer,

By:	/s/ Sharon Campbell

Name: Sharon Campbell

Title: Assistant Vice President

SCHWAB ANNUITY PORTFOLIOS

By its authorized officer,

By:	/s/ Mark Fischer

Name: Mark Fischer

Title: Chief Financial Officer

CHARLES SCHWAB & CO., INC.

By its authorized officer,

By:	/s/ John Sturiale

Name: John Sturiale

Title: Senior Vice President

SCHEDULE A

The terms “Account” and “Contracts” of the Company include any existing segregated asset

Accounts and Contracts (as listed below) as well as any segregate asset Accounts and/or Contracts created subsequent to the date hereof, that offer Designated Portfolios.

Segregated Asset Accounts:

Separate Account A of Pacific Life & Annuity Company

Contracts:

Schwab Retirement Income Variable Annuity

Pacific Advisory Variable Annuity

SCHEDULE B

Designated Portfolios

Schwab S&P 500 Index Portfolio

Schwab VIT Balanced Portfolio

Schwab VIT Balanced with Growth Portfolio

Schwab VIT Growth Portfolio

Schwab Government Money Market Portfolio